Exhibit 5.1

+1 212 230-8800 (t)

+1 212 230 8888 (f)

wilmerhale.com

February 28, 2024

Voyager Therapeutics, Inc.

75 Hayden Avenue

Lexington, Massachusetts 02421

Re:	2015 Stock Option and Incentive Plan 2015 Employee Stock Purchase Plan Inducement Stock Option Awards Inducement Restricted Stock Unit Awards

Ladies and Gentlemen:

We have assisted in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of 2,651,671 shares of common stock, $0.001 par value per share (the “Common Stock”), of Voyager Therapeutics, Inc., a Delaware corporation (the “Company”), consisting of (i) an aggregate of 2,200,171 shares of Common Stock (the “Plan Shares”) issuable under the Company’s 2015 Stock Option and Incentive Plan and the Company’s 2015 Employee Stock Purchase Plan (collectively, the “Plans”), (ii) an aggregate of 301,000 shares of Common Stock issuable pursuant to nonqualified stock option agreements (the “Inducement Stock Option Award Agreements”) providing for inducement grants between the Company and various individuals, which were entered into as material inducements to the individuals’ acceptances of employment with the Company and effective upon such individuals’ commencement dates of employment with the Company, pursuant to Nasdaq Stock Market Rule 5635(c)(4) (the “Inducement Stock Option Award Shares”), and (iii) an aggregate of 150,500 shares of Common Stock issuable pursuant to restricted stock unit agreements (the “Inducement Restricted Stock Unit Award Agreements” and, collectively with the Inducement Stock Option Award Agreements, the “Inducement Award Agreements”) providing for employee inducement grants between the Company and various individuals, which were entered into as material inducements to the individuals’ acceptances of employment with the Company and effective upon the first day of the first calendar quarter immediately following such individuals’ commencement dates of employment with the Company, pursuant to Nasdaq Stock Market Rule 5635(c)(4) (the “Inducement Restricted Stock Unit Award Shares” and, collectively with the Plan Shares and the Inducement Stock Option Award Shares, the “Shares”).

We have examined the Certificate of Incorporation and By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the board of directors and stockholders of the Company, the Registration Statement, the Plans and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plans or the Inducement Award Agreements, as applicable, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

February 28, 2024

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plans or the Inducement Award Agreements, as applicable, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission in connection with the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Wilmer Cutler Pickering Hale and Dorr LLP
WILMER CUTLER PICKERING HALE AND DORR LLP